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                                                                    EXHIBIT 12.1


                Computation of Deficit of Loss To Fixed Charges
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
                                                                                              Nine months
                                             Year ended December 31,                      ended September 30,
                                   --------------------------------------------------  ------------------------
                                     1992      1993      1994      1995        1996        1996        1997
                                     ----      ----      ----      ----        ----        ----        ----
Pre-tax loss                      (249,000) (239,000) (393,000)  (512,000) (2,933,000) (1,550,000) (14,574,000)
Interest expense                   183,000    76,000   107,000    190,000     806,000     643,000    4,620,000
                                   -------   -------   -------  ---------   ---------   ---------   ----------
     Adjusted loss                 (66,000) (163,000) (286,000)  (322,000) (2,127,000)   (907,000)  (9,954,000)
                                   -------   -------   -------  ---------   ---------   ---------   ----------

Fixed charges:
Interest expense                   183,000    76,000   107,000    190,000     806,000     643,000    4,620,000
Capitalized interest                    --        --        --  1,424,000   1,628,000   1,628,000      733,000
                                   -------   -------   -------  ---------   ---------   ---------   ----------
                                   183,000    76,000   107,000  1,614,000   2,434,000   2,271,000    5,353,000
                                   -------   -------   -------  ---------   ---------   ---------   ----------

Deficit of loss to fixed charges   249,000   239,000   393,000  1,936,000   4,561,000   3,178,000   15,307,000
                                   =======   =======   =======  =========   =========   =========   ==========
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